Exhibit 3(bbbb)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TXU SEM COMPANY

TXU SEM Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the Eleventh Article thereof so that, as amended, said Article shall be and read as follows:

“ELEVENTH: The number of directors of the Corporation shall be established from time to time by resolution of the Board of Directors.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said TXU Power Services Company has caused this certificate to be signed by Jared S. Richardson its Assistant Secretary, this 9th day of October, 2007.

TXU SEM COMPANY

By:	/s/ JARED S. RICHARDSON
Jared S. Richardson
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TXU SEM COMPANY

TXU SEM Company, a corporation duly organized and existing under the General Corporation Law of the State of Delaware, (the “Company”), does hereby certify that;

1.	That pursuant to the unanimous written consent in lieu of a special meeting of the Board of Directors of TXU SEM Company, effective as of December 23, 2003, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Company, declaring said amendment to be advisable and calling for the solicitation of the written consent of the sole stockholder of said Company for approval thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED that the Company’s Certificate of Incorporation be amended to decrease the authorized stock of the Company and that, as amended, Article Four of the Company’s Certificate of Incorporation shall read in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Million, 100 Hundred (1,000,100) shares of common stock, $0.01 par value per share.”

2.	That thereafter, the written consent of the sole stockholder of said Company was obtained in favor of said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.	That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

4.	This amendment shall be effective as of December 23, 2003 for accounting purposes.

IN WITNESS WHEREOF, the said TXU SEM Company has caused this certificate to be executed by John F. Stephens, Jr., its authorized officer on this, this 5th day of January, 2004.

TXU SEM COMPANY

/s/ JOHN F. STEPHENS, JR.
John F. Stephens, Jr.
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TXU SEM COMPANY

TXU SEM Company, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

2.	The Third Article of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including, but not limited to the practice of mechanical engineering.”

3.	This amendment shall be effective as of April 24th, 2002.

In WITNESS WHEREOF, TXU SEM Company has caused this Certificate to be executed by John F. Stephens, Jr., its authorized officer on this 24th day of April, 2002.

/s/ JOHN F. STEPHENS, JR.
John F. Stephens, Jr.
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TEXAS UTILITIES SEM, INC.

Texas Utilities SEM, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

I.	The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.	The First Article of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“FIRST: The name of the corporation is TXU SEM Company.”

III.	This amendment shall be effective as of June 14, 1999.

IN WITNESS WHEREOF, Texas Utilities SEM, Inc. has caused this Certificate to be executed by John F. Stephens, Jr., its authorized officer on this 28th day of May, 1999.

/s/ JOHN F. STEPHENS, JR.
John F. Stephens, Jr.
Assistant Secretary

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TEXAS UTILITIES SEM, INC.

Texas Utilities SEM, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Texas Utilities SEM, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State of Delaware was December 11, 1998.

2. This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of this corporation in its entirety as follows:

FIRST: The name of the corporation is Texas Utilities SEM, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company in New Castle County.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Ten Million (10,000,000) of common stock, $0.01 par value per share.

FIFTH: The business and affairs of the Corporation shall be managed by the board of directors (the “Board of Directors”) unless otherwise and to the extent provided in the By-laws of the Corporation. Unless and to the extent that the By-laws of the Corporation shall so require, the election of the Board of Directors need not be by written ballot.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise and subject to such approval of stockholders as may be required by the terms of a Stockholders’ Agreement, dated as of December 31, 1998, by and among the Corporation, ServiceMaster Management Services Limited Partnership (“ServiceMaster”) and Texas Utilities Integrated Solutions Inc. (“TUIS”), as such may be amended from time to time (the “Stockholders’ Agreement”).

SEVENTH: (a) The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, indemnify all persons who it may indemnify pursuant thereto, and to the fullest extent otherwise permitted by applicable law.

(b) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of Delaware is amended after the date on which this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law.

(c) No amendment, modification or repeal of this Article Seventh by the stockholders of the Corporation shall adversely affect any right or protection of a director or other person lawfully indemnified by the Corporation with respect to any act, omission or events occurring prior to the time of such amendment, modification or repeal.

EIGHTH: Any amendment, alteration, change or repeal of Article Third, Fourth, Fifth, Sixth, Eleventh, Thirteenth or this Article Eighth of this Amended and Restated Certificate of Incorporation shall require the approval of all issued and outstanding shares of stock of the Corporation. Any amendment, alteration, change or repeal of any other provision contained in this Amended and Restated Certificate of Incorporation shall require the approval of stockholders holding at least a majority of the issued and outstanding shares of stock of the Corporation.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ELEVENTH: The Board of Directors shall consist of six (6) directors and have such membership as shall be provided in Section 6 of the Stockholders’ Agreement.

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TWELFTH: Cumulative voting in the election of directors is expressly prohibited.

THIRTEENTH: Except as expressly set forth in the Stockholders’ Agreement, no stockholder of the Corporation shall by reason of his holding shares of stock of the Corporation have a preemptive or preferential right to acquire additional, unissued or treasury shares of any class or series of stock of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, whether such shares be now or hereafter authorized.

3. That by written consent in lieu of a meeting of the Board of Directors of this corporation, dated as of December 22, 1998, resolutions were duly adopted declaring that this Amended and Restated Certificate of Incorporation was advisable and calling for the approval thereof by the stockholders of this corporation.

4. That thereafter by written consent in lieu of a meeting of the stockholders of this corporation, dated as of December 22, 1998, the necessary number of shares of stock of this corporation adopted resolutions declaring that this Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

5. This Restated Certificate of Incorporation is to be effective as of December 31, 1998.

IN WITNESS WHEREOF, this corporation has caused this Amended and Restated Certificate of Incorporation to be executed by Kenneth R. Breeden, its President, this 22nd day of December, 1998.

/s/ KENNETH R. BREEDEN
Kenneth R. Breeden, President

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